Exhibit 99.2

Pacific State Bancorp Announces 2-for-1 Stock Split

STOCKTON, Calif. - PRNewswire-FirstCall - Sept. 27

STOCKTON, Calif., Sept. 27 /PRNewswire-FirstCall/ -- Pacific State Bancorp (BULLETIN BOARD: PSBC) today announced that it has declared a 2-for-1 split of its outstanding shares of common stock effective September 30, 2004. The Company expects that stock certificates reflecting the split will be distributed to stockholders by the Company's Transfer Agent Mellon Investor Services as soon as practicable after the record date. After the split, Company shareholders will hold approximately 3,441,222 shares. Shareholders should retain their existing certificates and no certificates should be tendered to the Company or the Transfer Agent in connection with the split.

"This split should provide greater liquidity for our current stockholders, and make Pacific State Bancorp stock more attractive to investors," said Steven A. Rosso, CEO of Pacific State Bancorp.

Pacific State Bancorp is the holding company for Pacific State Bank, a California state chartered bank, operating seven branches in Central California, including two branches in Stockton, and branches in Modesto, Groveland, Arnold, Angels Camp and Tracy. The Bank's primary source of revenue is providing loans to customers who are predominately small to middle-market businesses and middle-income individuals.

Cautionary Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein are subject to certain factors that could cause actual results to differ materially from those reflected in the forward-looking statements. Such factors include, but are not limited to, those discussed in the Company's Report on Form 10-K for the year ended December 31, 2003, and Reports on Form 10-Q for the Quarterly Periods ended March 31 and June 30, 2004, filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements contained in this Press Release.

Pacific State Bancorp

Web site: http://www.pacificstatebank.com/